UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gladstone Land Corporation

(Name of Registrant as Specified in its Charter)

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GLADSTONE LAND CORPORATION

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2017

To the Stockholders of Gladstone Land Corporation:

We are notifying you that the 2017 Annual Meeting of Stockholders of Gladstone Land Corporation will be held on Thursday, May 18, 2017, at 11:00 a.m. EDT. The 2017 Annual Meeting of Stockholders will be a completely “virtual meeting.” You will be able to attend the meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/LAND and entering the company number and control number included in your “Notice of Internet Availability of Proxy Materials” on your proxy card or in the instructions that accompanied your proxy materials.

At the 2017 Annual Meeting of Stockholders, you will be asked to consider and vote upon the following proposals:

1. To elect three directors to hold office for terms that will expire at the 2020 Annual Meeting of Stockholders and when their respective successors are duly elected and qualify;

2. To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 20, 2017, as the record date for determining the stockholders entitled to notice of and to vote at the 2017 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. As a result, we are mailing to our stockholders a “Notice of Internet Availability of Proxy Materials,” which contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report, and a proxy card or voting instruction card. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our 2017 Annual Meeting of Stockholders and conserve natural resources.

By Order of the Board of Directors,

Michael LiCalsi

Secretary

McLean, Virginia

March 31, 2017

The Board of Directors is soliciting proxies to be used at the 2017 Annual Meeting of Stockholders. All of our stockholders are cordially invited to attend the Annual Meeting via webcast. Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy electronically via the Internet or vote by telephone as instructed in these materials. Submitting your proxy or voting instructions promptly will assist us in reducing the expenses of additional proxy solicitation, but it will not affect your right to vote if you attend the Annual Meeting (and, if you are not a stockholder of record, you have obtained a legal proxy from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting).

GLADSTONE LAND CORPORATION

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

GLADSTONE LAND CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2017

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is the Notice of Internet Availability of Proxy Materials and why am I receiving it?

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission (the “SEC”), Gladstone Land Corporation, referred to herein as “we,” “us,” the “Company,” or “Gladstone Land,” is providing access to our proxy materials in a fast and efficient manner via the Internet. Accordingly, on March 31, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the close of business on March 20, 2017, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice. In addition, the Notice and website provide information regarding how you may elect to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you previously elected to receive a printed or electronic copy of our proxy materials, which we also expect to distribute on or about March 31, 2017, you will continue to receive these materials by mail or electronic mail. You will also continue to receive paper or electronic copies of our proxy materials in the future until you elect otherwise.

Who can vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 20, 2017, will be entitled to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). On this record date, there were 11,704,875 shares of common stock outstanding and entitled to vote, having one vote per share.

Stockholder of Record: Shares Registered in Your Name

If as of the close of business on March 20, 2017, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting, or authorize a proxy to vote your shares by mail, over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares by following the instructions in the Notice or in this proxy statement to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If as of the close of business on March 20, 2017, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization (collectively, a “Brokerage Firm”), then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The Brokerage Firm holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your Brokerage Firm regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting via webcast. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your Brokerage Firm.

What am I voting on?

There are two matters scheduled for a vote, as follows:

•	Proposal 1, to elect three directors to hold office for terms that will expire at the 2020 Annual Meeting of Stockholders and when their respective successors are duly elected and qualify; and

•	Proposal 2, to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

How do I vote?

For Proposal 1, you may either vote “FOR” all the nominees to the Board of Directors (the “Board”) or you may “WITHHOLD” your vote for any nominee you specify. For Proposal 2, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or authorize a proxy to vote your shares over the telephone, on the Internet, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares using one of the methods listed below to ensure your vote is counted. You may still attend the meeting via webcast and vote even if you have already submitted a proxy.

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To vote virtually during the live webcast of the Annual Meeting, please follow the instructions for attending and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/LAND. You will need the company number and control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the Annual Meeting.

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To authorize a proxy to vote your shares using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. To request a proxy card, follow the instructions on the Notice. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To authorize a proxy to vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 17, 2017, the day prior to the Annual Meeting, to be counted.

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To authorize a proxy to vote on the Internet, follow the instructions in the Notice or go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 17, 2017, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Your Broker or Bank

If you are a beneficial owner of shares registered in the name of your Brokerage Firm, you should have received a notice containing voting instructions from that organization rather than from Gladstone Land

Corporation. Simply follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may authorize a proxy to vote your shares by telephone or over the Internet, as instructed by your Brokerage Firm. To vote virtually during the live webcast of the Annual Meeting, you must obtain a valid proxy from your Brokerage Firm. Follow the instructions from your Brokerage Firm, or contact your Brokerage Firm to request a proxy form.

We provide Internet proxy voting to allow you to authorize a proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from your Internet access provider and telephone company.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, your proxy holder (one of the individuals named on your proxy card) will vote on those matters in accordance with their discretion.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 20, 2017.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of all director nominees and “FOR” the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

Who is paying for this proxy solicitation?

We, Gladstone Land Corporation, will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other employees of Gladstone Management Corporation (our “Adviser”) or Gladstone Administration, LLC (our “Administrator”). No additional compensation will be paid to directors, officers or other employees for such services.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts at your Brokerage Firm. Please follow the voting instructions on all such Notices to ensure that all of your shares have been voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•	You may grant a subsequent proxy by telephone on a later date.

•	You may send a timely written notice that you are revoking your proxy to Gladstone Land Corporation’s corporate secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

•	You may attend the Annual Meeting and vote virtually during the live webcast. However, simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, Internet proxy or telephone vote is the one that is counted. If your shares are held by your Brokerage Firm, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders proposals that we receive not later than December 1, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our bylaws, as amended (“Bylaws”). Stockholders must submit their proposals to our corporate secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws, a copy of which is on file with the SEC and may be obtained from our corporate secretary upon request. These notice provisions require that nominations of persons for election to the Board and proposals of business to be considered by the stockholders for the 2018 Annual Meeting of Stockholders must be made in writing and submitted to our corporate secretary at the address above no earlier than February 17, 2018 (90 days before the first anniversary of the 2017 Annual Meeting of Stockholders) and not later than March 19, 2018 (60 days before the first anniversary of the 2016 Annual Meeting of Stockholders). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting of stockholders. A quorum will be present if at least a majority of the outstanding voting shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 11,704,875 shares outstanding and entitled to vote. Thus, 5,852,438 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your Brokerage Firm) or if you vote virtually during the meeting. “WITHHOLD” votes, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspectors of election appointed for the meeting, who will separately count: (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal 2 (ratification of the appointment of PwC). “WITHHOLD” votes, abstentions and broker non-votes will have no effect with regard to Proposals 1 and 2, although they will be considered present for purposes of determining the presence of a quorum. Our chief financial officer, Lewis Parrish, and general counsel and secretary, Michael LiCalsi, have been appointed as the inspectors of election.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Brokerage Firm holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Brokerage Firm holding the shares. If the beneficial owner does not provide voting instructions, the Brokerage Firm can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Under applicable rules of the New York Stock Exchange (“NYSE”), Proposal 1 (election of directors) is a non-routine proposal; thus your Brokerage Firm is not entitled to vote your shares without your instructions. Proposal 2 (ratification of the appointment of PwC) is a routine proposal; thus your Brokerage Firm may vote your shares even if it does not receive instructions from you. In the event that a Brokerage Firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For Proposal 1, the vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, for the three directorships to be filled at the Annual Meeting, the three nominees receiving the most “FOR” votes (among votes properly cast virtually during the meeting or by proxy) will be elected. “WITHHOLD” and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, they will be counted towards the quorum requirement.

For Proposal 2, the ratification of PwC as our independent registered public accounting firm, the affirmative vote of a majority of all of the votes cast at the Annual Meeting at which a quorum is present is required to approve the proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, they will be counted toward the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS TO CLASS OF 2020

Our Board is divided into three classes. Each has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board currently has eight directorships and eight members. There are three directors in the class whose term of office expires in 2017. Each of the nominees listed below is currently a director who was previously elected by the stockholders or who was appointed by the Board to fill a vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the Annual Meeting, each nominee would serve until the 2020 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. One of our directors attended the 2016 Annual Meeting of Stockholders.

Directors are elected by a plurality of all the votes cast at the Annual Meeting. Therefore, for the three director positions, the three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Three-year Term, Expiring at the 2020 Annual Meeting of Stockholders

The following is a brief biography of each director nominee.

David Gladstone.    Mr. Gladstone, age 74, is our founder and has served as our president, chief executive officer and chairman of the Board since our inception in 1997. He also founded and continues to serve as chief executive officer and chairman of the board of directors of our affiliates, including Gladstone Capital Corporation (“Gladstone Capital”), Gladstone Investment Corporation (“Gladstone Investment”), Gladstone Commercial Corporation (“Gladstone Commercial”), our Adviser, and our Administrator. Mr. Gladstone additionally serves on the board of managers of our affiliated broker-dealer, Gladstone Securities, LLC (“Gladstone Securities”). Prior to founding the Company, Mr. Gladstone served as either chairman or vice chairman of the board of directors of American Capital, Ltd. (NASDAQ: ACAS), a publicly-traded leveraged buyout fund and mezzanine debt finance company, from 1997 to 2001. From 1974 to 1997, Mr. Gladstone held various positions, including chairman and chief executive officer, with Allied Capital Corporation (NYSE: ALD), Allied Capital Corporation II, Allied Capital Lending Corporation and Allied Capital Advisors, Inc., a registered investment adviser that managed the Allied companies. The Allied companies were the largest group of publicly-traded mezzanine debt funds in the United States and were managers of two private venture capital limited partnerships. From 1991 to 1997, Mr. Gladstone served either as chairman of the board of directors or president of Allied Capital Commercial Corporation, a publicly-traded REIT that invested in real estate loans to small and medium-sized businesses, managed by Allied Capital Advisors, Inc. He managed the growth of Allied Capital Commercial from no assets at the time of its initial public offering to $385 million in assets at the time it merged into Allied Capital Corporation in 1997. From 1992 to 1997, Mr. Gladstone served as a director, president and chief executive officer of Business Mortgage Investors, a privately-held mortgage REIT managed by Allied Capital Advisors, which invested in real estate loans to small and medium-sized businesses. Mr. Gladstone is also a past director of Capital Automotive REIT, a real estate investment trust that purchases and net leases real estate to automobile dealerships.

Mr. Gladstone served as a director of The Riggs National Corporation (the parent of Riggs Bank) from 1993 to May 1997 and of Riggs Bank from 1991 to 1993. He served as a trustee of the George Washington University and currently is trustee emeritus. He is a past member of the Listings and Hearings Committee of the National Association of Securities Dealers, Inc. Mr. Gladstone was the founder and managing member of The Capital Investors, LLC, a group of angel investors, and is currently a member emeritus. Mr. Gladstone holds an MBA from the Harvard Business School, an MA from American University and a BA from the University of Virginia. Mr. Gladstone has co-authored two books on financing for small and medium-sized businesses, Venture Capital Handbook and Venture Capital Investing.

Mr. Gladstone was selected to serve as a director on our Board and nominated to serve another directorship term because he is our founder and has greater than 30 years of experience in the industry, including his past service as our president, chairman and chief executive since our inception.

Paul W. Adelgren.    Mr. Adelgren, age 74, has been one of our directors since January 2013. From 1997 to the present, Mr. Adelgren has served as the pastor of Missionary Alliance Church. From 1991 to 1997, Mr. Adelgren was pastor of New Life Alliance Church. From 1988 to 1991, Mr. Adelgren was the comptroller, treasurer, and vice president for finance and materials of Williams & Watts, Inc., a logistics management and procurement business located in Fairfield, NJ. Prior to Joining Williams & Watts, Mr. Adelgren served in the United States Navy, where he served in a number of capacities, including as the director of the Strategic Submarine Support Department, SPCC Mechanicsburg, Pennsylvania, as an executive officer at the Naval Supply Center, Charleston, South Carolina and as the director of the Joint Uniform Military Pay System, Navy Finance Center. He is a retired Navy Captain. Mr. Adelgren has also served as a director of Gladstone Capital since January 2003, a director of Gladstone Investment since June 2005 and a director of Gladstone Commercial since August 2003. Mr. Adelgren holds an MBA from Harvard Business School and a BA from the University of Kansas.

Mr. Adelgren was selected to serve as an independent director on our Board and nominated to serve another directorship term due to his strength and experience in ethics, which also led to his appointment as chairman of our Ethics, Nominating and Corporate Governance Committee.

John H. Outland.    Mr. Outland, age 71, has been one of our directors since January 2013. From March 2004 to June 2006, he served as vice president of Genworth Financial, Inc. From 2002 to March 2004, Mr. Outland served as a managing director for 1789 Capital Advisors, where he provided market and transaction structure analysis and advice on a consulting basis for multifamily commercial mortgage purchase programs. From 1999 to 2001, Mr. Outland served as vice president of mortgage-backed securities at Financial Guaranty Insurance Company where he was team leader for bond insurance transactions, responsible for sourcing business, coordinating credit, loan files, due diligence and legal review processes, and negotiating structure and business issues. From 1993 to 1999, Mr. Outland was senior vice president for Citicorp Mortgage Securities, Inc., where he securitized non-conforming mortgage products. From 1989 to 1993, Mr. Outland was vice president of real estate and mortgage finance for Nomura Securities International, Inc., where he performed due diligence on and negotiated the financing of commercial mortgage packages in preparation for securitization. Mr. Outland has also been a director of Gladstone Capital since December 2003, a director of Gladstone Investment since June 2005 and a director of Gladstone Commercial since December 2003. Mr. Outland holds an MBA from Harvard Business School and a bachelor’s degree in Chemical Engineering from Georgia Institute of Technology.

Mr. Outland was selected to serve as an independent director on our Board and nominated to serve another directorship term due to his more than 20 years of experience in the real estate and mortgage industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

The following is a brief biography of each director whose term will continue until the 2018 Annual Meeting of Stockholders.

Michela A. English.     Ms. English, age 67, has served as one of our directors since January 2013. Michela English is currently a private investor and serves as a strategic advisor to companies and nonprofit organizations, including serving since January 2017 as a director of Fight for Children, a non-profit charitable organization focused on providing high quality education and health care services to underserved youth in Washington, D.C., where she also served as President and CEO from 2006 through December of 2016. Ms. English has also been a director of Gladstone Capital since June 2002, a director of Gladstone Investment since June 2005 and a director of Gladstone Commercial since August 2003. From March 1996 to March 2004, Ms. English held several positions with Discovery Communications, Inc., including president of Discovery Consumer Products, president of Discovery Enterprises Worldwide and president of Discovery.com. From 1991 to 1996, Ms. English served as senior vice president of the National Geographic Society and was a member of the National Geographic Society’s Board of Trustees and Education Foundation Board. Prior to 1991, Ms. English served as vice president, corporate planning and business development for Marriott Corporation and as a senior engagement manager for McKinsey & Company. Ms. English currently serves as director of the Educational Testing Service (ETS), as a director of D.C. Preparatory Academy, a director of the District of Columbia Public Education Fund, a trustee of the Corcoran Gallery of Art, and as a member of the Virginia Institute of Marine Science Council. Ms. English also formerly served as a director of the Society for Science and the Public. Ms. English is an emeritus member of the board of Sweet Briar College. Ms. English holds a Bachelor of Arts in International Affairs from Sweet Briar College and a Master of Public and Private Management degree from the Yale University School of Management.

Ms. English was selected to serve as an independent director on our Board due to her greater than 20 years of senior management experience at various corporations and non-profit organizations.

Anthony W. Parker.     Mr. Parker, age 71, has served as one of our directors since January 2013. Mr. Parker has also been a director of Gladstone Capital since August 2001, a director of Gladstone Investment since June 2005 and a director of Gladstone Commercial since August 2003. Mr. Parker founded Parker Tide Corp. in 1997. Parker Tide is a government contracting company providing mission critical solutions to the Federal Government. From 1992 to 1996, Mr. Parker was chairman of Capitol Resource Funding, Inc., a commercial finance company. Mr. Parker practiced corporate and tax law for over 15 years – from 1980 to 1983 at Verner, Liipfert, Bernhard & McPherson, and in private practice from 1983 to 1992. From 1973 to 1977 Mr. Parker served as executive assistant to the administrator of the U.S. Small Business Administration. Mr. Parker is a director of Naval Academy Sailing Foundation, a 501(c)(3) not-for-profit corporation located in Annapolis, Maryland and as a director of the Bishop Walker School, a part of the Episcopal diocese of Washington, D.C.

Mr. Parker received his J.D. and Masters in Tax Law from Georgetown Law Center and his undergraduate degree from Harvard College.

Mr. Parker was selected to serve as an independent director on our Board due to his expertise and wealth of experience in the field of corporate taxation. Mr. Parker’s knowledge of corporate tax was instrumental in his appointment as chairman of our Audit Committee.

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

The following is a brief biography of each director whose term will continue until the 2019 Annual Meeting of Stockholders.

Terry L. Brubaker.     Mr. Brubaker, age 73, has served as our chief operating officer and vice chairman since April 2007 and as our secretary from April 2007 to October 2012. Mr. Brubaker has also served as the chief operating officer and a director of our Adviser since its inception in 2003 and was secretary from 2003 to October 2012. Mr. Brubaker has also served as chief operating officer of our Administrator since its inception in 2005. He also served as president of our Adviser from its inception until assuming the duties of vice chairman in February 2006. Mr. Brubaker has served as the chief operating officer and a director of Gladstone Capital since May 2001 and was secretary from 2003 to October 2012. He also served as president of Gladstone Capital from May 2001 through April 2004, when he assumed the duties of vice chairman. Mr. Brubaker has also been the vice chairman, chief operating officer and a director of Gladstone Investment since its inception in June 2005 and was secretary from 2003 to October 2012. Mr. Brubaker also served as chief operating officer and a director of Gladstone Commercial since its inception in 2003, as president from its inception through July 2007, when he assumed the duties of vice chairman, and as secretary from 2003 to October 2012. In March 1999, Mr. Brubaker founded and, until May 1, 2003, served as chairman of Heads Up Systems, a company providing processing industries with leading edge technology. From 1996 to 1999, Mr. Brubaker served as vice president of the paper group for the American Forest & Paper Association. From 1992 to 1995, Mr. Brubaker served as president of Interstate Resources, a pulp and paper company. From 1991 to 1992, Mr. Brubaker served as president of IRI, a radiation measurement equipment manufacturer. From 1981 to 1991, Mr. Brubaker held several management positions at James River Corporation, a forest and paper company, including vice president of strategic planning from 1981 to 1982, group vice president of the Groveton Group and Premium Printing Papers from 1982 to 1990 and vice president of human resources development in 1991. From 1976 to 1981, Mr. Brubaker was strategic planning manager and marketing manager of white papers at Boise Cascade. Previously, Mr. Brubaker was a senior engagement manager at McKinsey & Company from 1972 to 1976. Prior to 1972, Mr. Brubaker was a U.S. Navy fighter pilot. Mr. Brubaker holds an MBA from the Harvard Business School and a BSE from Princeton University.

Mr. Brubaker was selected to serve as a director on our Board due to his more than 30 years of experience in various mid-level and senior management positions at several corporations and his service on our Board since 2007.

Caren D. Merrick.     Ms. Merrick, age 56, has served as our director and as a director of Gladstone Capital, Gladstone Commercial and Gladstone Investment since November 2014. Ms. Merrick is the founder of, and since 2014 has served as the chief executive officer of Pocket Mentor, a mobile application and digital publishing company focused on leadership development and career advancement. Since 2004 she has served as a partner with Bibury Partners, an investment and advisory firm that focuses on enterprise and consumer technology sectors. In addition, she has served as a board member of the Metropolitan Washington Airports Authority since

2012. Ms. Merrick co-founded and from 1996 to 2001 served as an executive vice president of, webMethods, Inc., a company that provides business-to-business enterprise software solution for Global 2000 companies. Ms. Merrick has served on the board of directors of WashingtonFirst Bankshares (NASDAQ: WFBI) since June 2015. Ms. Merrick served on the boards of directors of VisualCV, a venture-backed online resume and corporate talent management solution, from 2008 to 2011, Inova Healthcare Services from 2001 to 2005, and the Northern Virginia Technology Council from 2000 to 2004. Ms. Merrick previously served as a member of the Technology Subgroup on the Virginia Governor’s Economic Development and Jobs Creation Commission from 2010 to 2011. Ms. Merrick also was director of AOL.com for America Online from 1996 to 1997, and has also been a consultant for Australia Post, a $5 billion government business enterprise that provides postal, retail and financial, logistics and fulfillment services across Australia. Ms. Merrick is also a founding investor in Venture Philanthropy Partners, a philanthropic investment organization that mentors nonprofit leaders in growing programs to improve the lives of children from low income families in the National Capital Region. She has also served on the boards of several Washington, DC area charities, including Greater DC Cares, CharityWorks, the Fairfax Symphony and the Langley School. She is an active member of ARCS – Advancing Science in America – Achievement Awards for College Scientists. She also currently serves on the Board of the Global Good Fund and the Women in Technology’s Leadership Foundry. She is also a member of The International Women’s Forum and Women Corporate Directors. Ms. Merrick received a BA in political science from the University of California, Los Angeles, and has received a Certificate of Director Education from the National Association of Corporate Directors.

Ms. Merrick was selected to serve as an independent director on our Board due to her knowledge and experience in operating a business and her understanding of the small business area through experiences overseeing the successful growth of her own business and several large and small businesses, charities and non-profits.

Walter H. Wilkinson,     Jr. Mr. Wilkinson, age 71, has served as our director and on the boards of directors of Gladstone Investment, Gladstone Capital and Gladstone Commercial since October 2014. Mr. Wilkinson is the founder and a general partner of Kitty Hawk Capital, a venture capital firm established in 1980 and based in Charlotte, North Carolina. He has served on the board of the N.C. State University Foundation and has previously served as Chairman of its Graduate School Advisory Board where he endowed the Wilkinson Research Ethics Fellowship. For many years he served on the board and chairman of the finance committee of the Ben Craig Center, a business incubator affiliated with the University of N.C. at Charlotte. He is a past member and director of the National Venture Capital Association and is a past member and Chairman of the National Association of Small Business Investment Companies. Mr. Wilkinson was founding Chairman of the Carolinas Chapter of the National Association of Corporate Directors (NACD), and served on its board of directors through November 2015, and is a NACD Leadership Fellow, having completed the NACD’s program for corporate directors and its continuing educational requirements to maintain this level of recognition. Mr. Wilkinson served as a director of R.F. Micro Devices, Inc. (NASDAQ:RFMD) from 1992, serving as its Chairman of its board of directors from July 2008, until its $11 billion merger with Triquint Semiconductor, Inc. (TQNT) in January, 2015 to form QORVO (QRVO). He currently serves as Lead Independent Director for QORVO. Mr. Wilkinson also serves or has served as a director of numerous venture-backed companies, both public and private. Mr. Wilkinson is a graduate of N.C. State University (BS) and the Harvard Graduate School of Business Administration (MBA).

Mr. Wilkinson was selected to serve as an independent director on our Board due to his over 40 year career in the venture capital industry where he has helped to start or expand dozens of rapidly growing companies in a variety of industries. Mr. Wilkinson brings a unique perspective to our Board from his experience in overseeing the successful growth and evolution of numerous businesses and understanding the challenges of leading both private and public companies through changing economic conditions.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our chief compliance officer and legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following six current directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Outland, Parker and Wilkinson and Mses. English and Merrick. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board and our chief executive officer and president and Mr. Brubaker, our vice chairman and chief operating officer, are not independent directors by virtue of their positions as our executive officers.

Meetings of the Board of Directors

The Board met four times during the last fiscal year. Each then-current Board member attended 100% of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, with the exception of one absence from a committee meeting.

As required under applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors, in fiscal 2016, our independent directors met four times in regularly-scheduled executive sessions at which only independent directors were present.

Corporate Leadership Structure

Since our inception, Mr. Gladstone has served as chairman of our Board, our chief executive officer and president. The Board believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, Mr. Adelgren, one of our independent directors, serves as the Lead Director for all meetings of our independent directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors and facilitating teamwork and communication between the independent directors and management.

The Board believes the combined role of chairman, chief executive officer and president, together with having an independent Lead Director, is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of management.

Our Board has six committees: an Audit Committee, a Compensation Committee, an Executive Committee, an Offering Committee, an Ethics, Nominating and Corporate Governance Committee and a Valuation Committee. The following table shows the current composition of each of the committees of the Board:

Name	Audit	Compensation	Executive	Offering	Ethics, Nominating and Corporate Governance	Valuation
Paul W. Adelgren †		X			*X
Terry L. Brubaker			X	X
Michela English	X
David Gladstone			*X	*X
Caren D. Merrick	X					*X
John H. Outland	X	*X			X	X
Anthony W. Parker	*X		X	X		X
Walter H. Wilkinson		X			X	X

*	Committee Chairperson

†	Lead Independent Director

Below is a description of each committee of the Board. All committees have the authority to engage legal counsel or other experts or consultants as they deem appropriate to carry out their responsibilities.

The Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of the Adviser or the Administrator regarding concerns of questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

During the last fiscal year ended December 31, 2016 the Audit Committee consisted of Messrs. Parker (Chairperson) and Outland and Mses. English and Merrick. Messrs. Adelgren and Wilkinson currently serve as alternate members of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee.

The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders in the Corporate Governance section of our website at www.GladstoneLand.com. Information from our website is not incorporated by reference into this Proxy Statement.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Messrs. Parker, Outland, Adelgren (alternate) and Wilkinson (alternate) and Mses. English and Merrick is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors’ fees. The Board has also determined that each of Messrs. Parker, Outland, Adelgren (alternate) and Wilkinson (alternate) and Mses. English and Merrick qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of the members’ level of knowledge and experience based on a number of factors, including formal education and experience. The Board has also unanimously determined that all Audit Committee members and alternate members are financially literate under current NASDAQ rules and listing standards. In addition to serving on our Audit Committee, Messrs. Parker and Outland and Mses. English and Merrick also serve on the audit committees of Gladstone Investment, Gladstone Capital and Gladstone Commercial. Our Audit Committee’s alternate members, Messrs. Adelgren and Wilkinson, also serve as alternate members on the audit committees of Gladstone Investment, Gladstone Capital and Gladstone Commercial. The Board has affirmatively determined that this simultaneous service does not impair the respective directors’ ability to effectively and independently serve on our Audit Committee.

The Compensation Committee

The Compensation Committee operates pursuant to a written charter, which is available to stockholders and can be found in the Corporate Governance section of our website at www.GladstoneLand.com, and conducts periodic reviews of the amended and restated investment advisory agreement (the “Advisory Agreement”) with our Adviser and the amended and restated administration agreement (the “Administration Agreement”) with our Administrator, to evaluate whether the fees paid to the parties under the respective agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed, and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews and considers all incentive fees payable to our Adviser under the Advisory Agreement. The Compensation Committee also reviews with management our Compensation Discussion and Analysis to be included in proxy statements and other filings. In addition, the Compensation Committee reviews, approves and recommends to our Board the compensation of our non-employee directors.

During the last fiscal year ended December 31, 2016, the Compensation Committee was composed of Messrs. Outland (Chairperson), Adelgren and Wilkinson. Mr. Parker and Mses. English and Merrick currently serve as alternate members of the Compensation Committee. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee. The Compensation Committee met four times during the last fiscal year.

Our Board has determined that all members and alternate members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Compensation Committee received compensation from us during the last fiscal year other than directors’ fees. Messrs. Outland, Adelgren and Wilkinson also serve on the compensation committees of Gladstone Capital, Gladstone Commercial and Gladstone Investment. Our Compensation Committee’s current alternate members, Mr. Parker and Mses. English and Merrick, also serve as alternate members of the compensation committees of Gladstone Capital, Gladstone Commercial and Gladstone Investment. Our Board has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee consisted of Messrs. Outland (Chairperson), Adelgren and Wilkinson. Mr. Parker and Mses. English and Merrick currently serve as alternate members of the Compensation Committee. None of the aforementioned persons is or has been one of our officers or employees. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee, and none of our executive officers has ever served as a member of the compensation committee of another entity any of whose executive officers served on our Board.

The Ethics, Nominating and Corporate Governance Committee

The Ethics, Nominating and Corporate Governance Committee (the “Ethics Committee”) of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing our corporate governance principles. Our Ethics Committee operates pursuant to a written charter, which can be found in the Corporate Governance section of our website at www.GladstoneLand.com.

During the last fiscal year ending December 31, 2016, the Ethics Committee was composed of Messrs. Adelgren (Chairperson), Outland and Wilkinson. Mr. Parker and Mses. English and Merrick served as alternate members of the committee during fiscal year 2016. Alternate members of the committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Each member and alternate member of the Ethics Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Ethics Committee met four times during the last fiscal year.

Information Regarding the Process for Nominating Director Candidates

The Ethics Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics Committee also intends to consider such factors including, but not limited to, relevant expertise and ability to offer advice and guidance to management, ability to devote sufficient time to our affairs, demonstrated excellence in his or her field, ability to exercise sound business judgment and commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

Though we have no formal policy addressing diversity, the Ethics Committee and Board believes that diversity is an important attribute of directors and that our directors should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, the Ethics Committee considers in its review of director nominees factors such as values, disciplines, ethics, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of us and our Board at that point in time in order to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Ethics Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Ethics Committee also determines whether such new nominee must be independent for NASDAQ purposes, based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Ethics Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Ethics Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Recommendations of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

The Ethics Committee will consider director candidates recommended by stockholders. The Ethics Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics Committee to become nominees for election to the Board may do so by timely delivering a written recommendation to the Ethics Committee at the address set forth on the cover page of this proxy statement containing the information required by our Bylaws. For nominations for election to the Board or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws. These notice provisions require that nominations for directors must be received no earlier than February 19, 2018 (90 days before the first anniversary of the 2017 Annual Meeting of Stockholders) and no later than March 19, 2018 (60 days before the first anniversary of the 2017 Annual Meeting of Stockholders). In the event that an annual meeting is advanced or delayed by more than 30 days from the first anniversary of the prior year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 90th day prior to such annual meeting date and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics Committee has not received or rejected a timely director nominee proposal from a stockholder.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which our stockholders may communicate with the Board or any of its directors. Persons interested in communicating with the Board with their concerns or issues may address correspondence to the Board, to a particular director, or to the independent directors generally, in care of Gladstone Land Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102. This information is also contained on our website at www.GladstoneLand.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics Committee reviews, approves and recommends to our Board any changes to the Code. They also review any violations of the Code and make recommendations to the Board on those violations, if any. The Code is available to stockholders in the Corporate Governance section of our website at www.GladstoneLand.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as specified above, or in a filing with the SEC, as applicable.

The Executive Committee

The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board, except for actions that must be taken by a majority of independent directors or the full Board under applicable rules and regulations. The Executive Committee did not meet during the last fiscal year.

The Offering Committee

During the last fiscal year ended December 31, 2016, the Offering Committee was comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, with each of our other current and future directors who meet the independence requirements delineated in the NASDAQ listing standards serving as alternates for Mr. Parker. The Offering Committee is responsible for assisting the Board in discharging its responsibilities regarding the offering of our securities from time to time. The Offering Committee has all powers of the Board that are necessary or appropriate and may lawfully be delegated to the Offering Committee in connection with an offering of our securities. Our Offering Committee was formed in January 2013 and operates pursuant to a written charter, which is available to stockholders and can be found in the Corporate Governance section of our website at www.GladstoneLand.com. The Offering Committee did not meet during the last fiscal year.

The Valuation Committee

During the last fiscal year, the Valuation Committee was composed of Ms. Merrick (Chairman), and Messrs. Outland, Parker and Wilkinson, with each of our other current and future independent directors serving as alternates. The Valuation Committee is responsible for assisting the Board in determining the fair value of our portfolio of properties. The Valuation Committee was formed in July 2015, and operates pursuant to a written charter, which is available to stockholders and can be found in the Corporate Governance section of our website, www.GladstoneLand.com. The Valuation Committee met four times during the last fiscal year.

Oversight of Risk Management

Since November 2012, Jack Dellafiora has served as our chief compliance officer, and in that position, Mr. Dellafiora directly oversees our enterprise risk management function and reports to our chief executive officer, the Audit Committee and the Board in this capacity. Mr. Dellafiora also serves as chief compliance officer of Gladstone Commercial, Gladstone Capital, Gladstone Investment, the Adviser, the Administrator and Gladstone Securities. Mr. Dellafiora also serves as a managing principal of and is on the board of managers of Gladstone Securities, LLC. In fulfilling his risk management responsibilities, Mr. Dellafiora works closely with other members of senior management including, among others, our chief executive officer, chief financial officer, treasurer, chief operating officer, and general counsel.

The Board, in its entirety, plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each of the following committees of the Board plays a distinct role with respect to overseeing management of our risks:

•

Audit Committee:    Our Audit Committee oversees our enterprise risk management function. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•

Compensation Committee:    Our Compensation Committee oversees the management of risks relating to the fees paid to our Adviser and Administrator under the Advisory Agreement and the Administration Agreement, respectively. In fulfillment of this duty, the Compensation Committee meets at least annually to review these agreements and determines whether or not to recommend to the Board the renewal of such agreements for the ensuing year. In addition, the Compensation Committee reviews the performance of our Adviser to determine whether the compensation paid was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were satisfactorily performed.

•	Ethics, Nominating and Corporate Governance Committee: Our Ethics Committee manages risks associated with the independence of our directors and potential conflicts of interest.

•

Valuation Committee:    Our Valuation Committee manages risks associated with the quarterly determination of the value of our farmland. In addition the Valuation Committee facilitates communication between the Board, our senior and financial management and our independent public accountants related to valuation matters.

While each of the aforementioned committees is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board on a regular basis to apprise our Board regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PwC as our independent registered public accounting firm, which will audit our financial statements for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has audited our financial statements since our fiscal year ended December 31, 2004. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees

The following table represents the amount of fees capitalized or expensed by us for the fiscal years ended December 31, 2016 and December 31, 2015 that were charged by PwC, our principal independent registered public accounting firm.

	2016	2015
Audit Fees	$415,050	$434,140
Tax Fees	43,600	42,500
Total	$458,650	$476,640

In the table above, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statement included in quarterly reports on Form 10-Q, and for services that are normally provided by the accounting firm in connection with the statutory and regulatory filings or engagements. “Tax fees,” in accordance with the SEC’s definitions and rules are fees for tax compliance, tax advice and tax planning. All fees described above were pre-approved by the Audit Committee in accordance with the policies and procedures described below.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. Pursuant to the policy specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts are generally pre-approved. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by PwC is compatible with maintaining the principal independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our audited financial statements with management and PwC, our independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm’s examinations, our internal controls, and the quality of our financial reporting. The Audit Committee also reviewed our procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by our chief executive officer and chief financial officer that are required in periodic reports filed by us with the SEC. The Audit Committee is satisfied that our internal control system is adequate and that we employ appropriate accounting and auditing procedures.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board (PCAOB), which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3526, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee discussed and reviewed with PwC our critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC’s audits and all fees paid to PwC during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PwC. The Audit Committee has reviewed and considered the compatibility of PwC’s performance of non-audit services with the maintenance of PwC’s independence as our independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. In addition, the Audit Committee has selected PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Submitted by the Audit Committee

Anthony W. Parker, Chairperson

Michela A. English

Caren D. Merrick

John H. Outland

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 21, 2017, by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Land Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Directors:
Paul Adelgren	8,243		*
Terry L. Brubaker	0		—
Michela A. English	1,030		*
David Gladstone(2)	2,163,985		21.59%
Caren D. Merrick	4,432		—
John H. Outland	1,699		*
Anthony W. Parker	5,395		*
Walter H. Wilkinson, Jr.	4,882		—
Named Executive Officer (who is not a Director)
Lewis Parrish	2,500		*
All executive officers and directors as a group (10 persons)	2,192,166		21.87%
Over 5% Stockholders
Gladstone Future Trust(3) c/o Codan Trust Company Limited, Trustee Richmond House, 12 Par-la-Ville Road P.O. Box HM666 Hamilton HM CX Bermuda	666,667	(4)	6.65%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Percentages are determined in accordance with SEC rules and regulations and are based upon 10,024,875 shares of common stock outstanding on February 21, 2017.

(2)	Includes 215,400 shares owned by the David and Lorna Gladstone Foundation, of which David Gladstone is the CEO and Chairman. David Gladstone has sole voting and sole dispositive power with respect to 1,948,585 shares and shared voting and dispositive power with respect to 215,400 shares.

(3)

The Gladstone Future Trust is a trust for the benefit of Mr. Gladstone’s children. The trustee of the Gladstone Future Trust is Codan Trust Company Limited. Mr. Gladstone does not have or share voting or dispositive authority over the shares held by the Gladstone Future Trust and, accordingly, Mr. Gladstone disclaims beneficial ownership of the shares held by Gladstone Future Trust.

(4)	Based on a Schedule 13G filed by Codan Trust Company Limited with the SEC on February 11, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2016, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE OFFICERS

Set forth below are our executive officers.

Executive Officer	Title
David Gladstone	Chairman, Chief Executive Officer and President
Terry L. Brubaker	Vice Chairman and Chief Operating Officer
Lewis Parrish	Chief Financial Officer and Assistant Treasurer
Jay Beckhorn	Treasurer

The biographies of Messrs. Gladstone and Brubaker are set forth under the headings “Nominees for Election for a Three-year Term, Expiring at the 2020 Annual Meeting of Stockholders,” and “Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders” respectively. Set forth below is a brief biography of Messrs. Parrish and Beckhorn, our executive officers who are not also directors.

Lewis Parrish.    Mr. Parrish, age 38, was appointed to serve as our chief financial officer in July 2014. Prior to that time, Mr. Parrish served as our chief accounting officer from April 2013 through June 2014 and controller for both the Company and Gladstone Investment, a business development company that is an affiliate of the Company, from March 2011 to April 2013. Mr. Parrish was also appointed assistant treasurer of the Company in January 2015. He was also an accounting manager for Gladstone Investment from September 2009 to March 2011. He also served as a Senior Accountant for Gladstone Investment from August 2008 to September 2009. His previous experience includes three years in public accounting and three years abroad in Korea teaching English. Mr. Parrish received a B.B.A. in accounting from Virginia Tech and is a licensed CPA with the Commonwealth of Virginia.

Jay Beckhorn.    Mr. Beckhorn, age 55, was appointed as our treasurer in January 2015 and previously served as our assistant treasurer from July 2014 until January 2015. Mr. Beckhorn was also appointed treasurer of Gladstone Commercial in January 2015 and also served as the assistant treasurer of Gladstone Commercial from July 2014 through January 2015. Mr. Beckhorn was also named assistant treasurer of each of Gladstone Capital and Gladstone Investment in January 2015. Mr. Beckhorn joined the Gladstone Companies in January 2013 as

Managing Director, Finance. Prior to joining Gladstone, he was a Regional Director from March 2010 to December 2012 with Heavenrich & Co., an M&A group that serves the senior’s housing industry. Mr. Beckhorn served as a Senior Vice President with Sunrise Senior Living from May 2000 to December 2008, where he secured debt financing to support the company’s development, acquisition, and joint venture activities. Additionally, he worked for the Riggs Bank in a variety of real estate related capacities including Managing Director and Senior Asset Manager for the Multi-Employer Property Trust, spanning from February 1990 to April 2000. Mr. Beckhorn earned an MBA from Duke University’s Fuqua School of Business and a BA from Colgate University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman, chief executive officer and president, and Mr. Brubaker, our vice chairman and chief operating officer, are employees of and compensated directly by our Adviser. Mr. Parrish, our chief financial officer and Mr. Beckhorn, our treasurer, are employees of our Administrator. Under the Administration Agreement, we reimburse our Administrator for our allocable portion of Messrs. Parrish’s and Beckhorn’s compensation. During our last fiscal year, our allocable portion of Mr. Parrish’s compensation paid by our Administrator was approximately $27,674 of his salary, $10,896 of his bonus, and $2,872 of the cost of his benefits.

During the fiscal year ended December 31, 2016, we accrued total fees of $1,891,318 payable to our Adviser under the Advisory Agreement and $771,255 payable to our Administrator under the Administration Agreement. For a discussion of the terms of our Advisory and Administration Agreements see “Transactions with Related Persons”.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2016, certain information with respect to the compensation of our non-executive directors:

Name	Fees Earned or Paid in Cash	Total
Paul W. Adelgren	$34,000	$34,000
Michela A. English	33,000	33,000
Caren D. Merrick	39,000	39,000
John H. Outland	48,000	48,000
Anthony W. Parker	40,000	40,000
Walter H. Wilkinson, Jr.	37,000	37,000

For the fiscal year ended December 31, 2016, as compensation for serving on our Board, each of our independent directors received an annual fee of $20,000, an additional $1,000 for each Board meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting took place on a day other than when the full Board met. In addition, the chairpersons of each of the Audit Committee, Compensation Committee and Valuation Committee received an annual fee of $3,000, and the chairperson of the Ethics Committee received an annual fee of $1,000 for each of their additional services in these capacities. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their board service, including those incurred for attendance at Board and committee meetings.

Effective January 1, 2017, the annual fee received by all independent directors for their service on our Board will increase from $20,000 to $25,000 and the annual fee received by the chairperson of the Audit Committee for such additional service will increase from $3,000 to $7,500.

We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service on our Board. Our Board may change the compensation of our independent directors in its discretion upon the recommendation of our Compensation Committee. None of our independent directors received any compensation from us during the fiscal year ended December 31, 2016, other than for Board or committee service and meeting fees.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Compensation Committee

John H. Outland, Chairperson

Paul W. Adelgren

Walter H. Wilkinson, Jr.

TRANSACTIONS WITH RELATED PERSONS

Advisory and Administration Agreements

Under the Advisory Agreement, our Adviser is responsible for our daily operations of managing the investment and reinvestment of our assets. Specifically, these responsibilities include (i) identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; (ii) providing us with all required records and regular reports to our Board concerning our Adviser’s efforts on our behalf; and (iii) maintaining compliance with all regulatory requirements applicable to us. The Advisory Agreement provides for an annual base management fee equal to 2% of our total stockholders’ equity (less the recorded value of any preferred stock we may issue) and an incentive fee based on our FFO, which rewards our Adviser if our quarterly FFO (before giving effect to any incentive fee) exceeds 1.75% (7% annualized) of our total stockholders’ equity (less the recorded value of any preferred stock we may issue). Our Adviser has the ability to issue a full or partial waiver of the incentive fee and may do so to maintain the current level of distributions to our stockholders.

Under the Administration Agreement, we pay separately for administrative services including record keeping and regulatory compliance functions. Payments under the Administration Agreement are generally equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries and benefits expenses of our chief financial officer, treasurer, chief compliance officer, general counsel and secretary, and their respective staffs. Our allocable portion of the Administrator’s expenses are generally derived by multiplying our Administrator’s total expenses by the approximate amount of time the Administrator’s employees perform services for us in relation to their time spent performing services for all companies serviced by our Administrator under contractual agreements.

Each of David Gladstone and Terry L. Brubaker serves as an executive officer and director of ours and of each of our Adviser and our Administrator. Michael LiCalsi, our general counsel and secretary, also has served as the president of the Administrator since July 2013 and as general counsel and secretary of each of the Adviser and Administrator since 2009 and 2012, respectively. Lewis Parrish, our chief financial officer and assistant treasurer and Jay Beckhorn, our treasurer, are employees of our Administrator. David Gladstone is also the indirect sole controlling stockholder of our Adviser and our Administrator. Although we believe that the terms of the Advisory Agreement and the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’ length transactions, our Adviser and Administrator, their officers and their directors have a material interest in the terms of these agreements.

Conflict of Interest Policy

We have adopted policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Maryland law that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a majority of disinterested directors, we will not:

•

acquire from or sell to any of our officers, directors or our Adviser’s or Administrator’s employees, or any entity in which any of our officers, directors or such employee has an interest of more than 5%, any assets or other property;

•	borrow from any of our directors, officers or our Adviser’s or Administrator’s employees, or any entity in which any of our officers, directors or such employees has an interest of more than 5%; or

•

engage in any other transaction with any of our directors, officers or our Adviser’s or Administrator’s employees, or any entity in which any of our directors, officers or such employees has an interest of more than 5%.

Consistent with the provisions of the Sarbanes-Oxley Act of 2002, we will not extend credit, or arrange for the extension of credit, to any of our directors and officers. Under the Maryland General Corporate Law (“MGCL”), a contract or other transaction between us and one of our directors or officers or any other entity in which one of our directors or officers is also a director or officer or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director or officer was present at the meeting at which the contract or transaction was approved or the fact that the director’s vote was counted in favor of the contract or transaction if:

•

the material facts relating to the common directorship or interest and as to the transaction are disclosed to our Board or a committee of our Board, and our Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the directors not interested in the contract or transaction, even if the disinterested directors do not constitute a quorum of the Board or committee;

•

the fact of the common directorship or interest is disclosed to our stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved or ratified by a majority of the votes cast by the stockholders entitled to vote on the matter, other than shares owned of record or beneficially by the interested director or corporation or entity; or

•	the contract or transaction is fair and reasonable to us as of the time authorized, approved or ratified by the Board, a committee or the stockholders.

Our policy also prohibits us from purchasing any real property owned by or co-investing with our Adviser, any of its affiliates or any business in which our Adviser or any of its subsidiaries have invested. If we decide to change this policy on co-investments with our Adviser or its affiliates, we will seek approval of our independent directors.

Indemnification

In our charter and bylaws we have agreed to indemnify our directors and certain of our officers by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under the MGCL and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders: (1) as a result of any action or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) where the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Each of the Advisory and Administration Agreements provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or our Administrator’s services under the current Advisory or Administration Agreements, respectively, or otherwise as an investment adviser of ours.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gladstone Land Corporation stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or us.

Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 100, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at the address to which a single copy of the Notice was delivered.

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

From time to time, we may receive nonpublic personal information relating to our stockholders. We do not disclose nonpublic personal information about our stockholders or former stockholders to anyone, except as required by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our stockholders to employees of our Administrator, its affiliates or authorized service providers that have a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion.

By Order of the Board of Directors,

Michael LiCalsi

Secretary

March 31, 2017

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
GLADSTONE LAND CORPORATION 1521 WESTBRANCH DRIVE SUITE 100 MCLEAN, VA 22102

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LAND
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E21341-P89279 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GLADSTONE LAND CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees:
01) David Gladstone 02) Paul W. Adelgren 03) John H. Outland
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	To ratify our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E21342-P89279

GLADSTONE LAND CORPORATION Annual Meeting of Stockholders May 18, 2017 11:00 a.m. This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lewis Parrish and Michael LiCalsi, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Land Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gladstone Land Corporation to be held virtually at www.virtualshareholdermeeting.com/LAND, on Thursday, May 18, 2017 at 11:00 a.m. (eastern daylight time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters and in accordance with the instructions on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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